Exhibit 99.1

DIRECTORS RESOLUTIONS

OF

ARAX HOLDINGS CORP.

(the “Company”)

WHEREAS:

A. Michael Pieter Loubser has consented to act as the new Chief Executive Officer.

B. Ockert Cornelius Loubser has consented to act as the new Chief Operating Officer of the Company.

BE IT RESOLVED THAT:

C. Michael Pieter Loubser shall act as the new Chief Executive Officer of the Company

D. Ockert Cornelius Loubser shall act as the new Chief Operations Officer of the Company

E. The Company update it’s address to 1600 B Dash Point Road, #1068 Federal Way, WA 98023.

F Change Chief Information Officer title to Chief Technology Officer

Effective date: December 16, 2022

/s/ Michael Loubser
Michael Pieter Loubser

/s/ Ockert Cornelius Loubser
Ockert Cornelius Loubser

/s/ Christopher D. Strachan
Christopher D. Strachan

/s/ Rastislav Vašička
Rastislav Vašička